UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2021, AMC Entertainment Holdings, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Goldman Sachs & Co. LLC, B. Riley Securities, Inc. and Citigroup Global Markets Inc. as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”), to sell up to 43,000,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), from time to time, through an “at-the-market” offering program (the “Offering”).

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company.

Each Sales Agent will receive a commission up to 2.5% of the gross sales price of the Common Stock sold through it as the Company’s Sales Agent under the Equity Distribution Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company is not obligated to sell any Common Stock under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Company at any time by giving written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company for any reason.

The Company intends to use the net proceeds, if any, from the sale of the Common Stock pursuant to the Equity Distribution Agreement for general corporate purposes, which may include working capital, the repayment, refinancing, redemption or repurchase of existing indebtedness, capital expenditures and other investments.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255546) filed on April 27, 2021 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated April 27, 2021, to the prospectus, dated April 27, 2021, with the SEC in connection with the offer and sale of the Common Stock.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Certain Preliminary Financial Results for the Three Months Ended March 31, 2021

The Company has released certain limited preliminary results for the three months ended March 31, 2021. The preliminary results are unaudited, subject to completion of the Company’s quarterly financial reporting process, based on information known by management as of the date of this document and do not represent a comprehensive statement of our financial results for the three months ended March 31, 2021.

•	The Company expects total revenues for the three months ended March 31, 2021 to be approximately $148.3 million compared to $941.5 million for the three months ended March 31, 2020.

•	The Company expects net loss for the three months ended March 31, 2021 to be between $572.2 million and $567.2 million compared to $2,176.3 million for the three months ended March 31, 2020.

•	The Company expects Adjusted EBITDA to be between $(301.7) million and $(294.7) million for the three months ended March 31, 2021 compared to $3.1 million for the three months ended March 31, 2020, and a table reconciling expected net loss to Adjusted EBITDA is included below.

•	The Company estimates that its cash and cash equivalents at March 31, 2021 was $813.1 million. In addition, as of March 31, 2021, $211.9 million was available for drawing under our revolving credit facility.

	AMC Entertainment Holdings, Inc.
	Reconciliation of Adjusted EBITDA
	(Unaudited, in millions)
	Three Months Ended
	March 31, 2021 (Preliminary Estimates)		Three Months Ended
	Low	High	March 31, 2020
Reconciliation of Adjusted EBITDA:
Net Loss	$(572.2)	$(567.2)	$(2,176.3)
Plus:
Income tax provision (benefit)	(8.8)	(6.8)	68.2
Interest expense	162.8	162.8	82.8
Depreciation and amortization	114.1	114.1	122.5
Impairment of long-lived assets, definite and indefinite-lived Intangible assets and goodwill (2)	-	-	1,851.9
Certain operating expenses (3)	2.3	2.3	2.1
Equity in loss of non-consolidated entities	2.8	2.8	2.9
Cash distributions from non-consolidated entities (4)	0.3	0.3	7.6
Attributable EBITDA (5)	(0.8)	(0.8)	(0.1)
Investment expense (income)	(2.0)	(2.0)	9.4
Other expense (income) (6)	(4.8)	(4.8)	26.9
Other non-cash rent (7)	(7.5)	(7.5)	2.3
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (8)	6.7	6.7	0.2
Stock-based compensation expense (9)	5.4	5.4	2.7
Adjusted EBITDA (1)	$(301.7)	$(294.7)	$3.1

(1) We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments on our debt;

•	excludes income tax payments that represent a reduction in cash available to us; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

(2) During the three months ended March 31, 2020, we recorded non-cash impairment charges of $1,124.9 million and $619.4 million related to the enterprise fair values of our Domestic Theatres and International Theatres reporting units, respectively. We recorded non-cash impairment charges related to our long-lived assets of $81.4 million on 57 theatres in the U.S. markets with 658 screens which were related to property, net, operating lease right-of-use assets, net and other long-term assets and $9.9 million on 23 theatres in the International markets with 213 screens which were related to property, net and operating lease right-of-use assets, net, during the three months ended March 31, 2020. We recorded non-cash impairment charges related to our indefinite-lived intangible assets of $5.9 million and $2.4 million related to the Odeon and Nordic trade names, respectively, during the three months ended March 31, 2020. We also recorded non-cash impairment charges of $8.0 million related to our definite-lived intangible assets.

(3) Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

(4) Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

(5) Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

	Three Months Ended
(In millions)	March 31, 2021	March 31, 2020
Equity in (earnings) loss of non-consolidated entities	$2.8	$2.9
Less:
Equity in (earnings) loss of non-consolidated entities excluding International theatre joint ventures	1.2	2.1
Equity in earnings (loss) of International theatre joint ventures	(1.6)	(0.8)
Income tax provision	(0.2)	(0.1)
Investment income	—	(0.2)
Interest expense	—	—
Depreciation and amortization	0.9	0.8
Other expense	0.1	0.2
Attributable EBITDA	$(0.8)	$(0.1)

(6) Other expense (income) for the three months ended March 31, 2021 included foreign currency transaction gains of $3.8 million and gains related to contingent lease guarantees of $2.0 million, partially offset by financing fees of $1.0 million primarily related to deferred financing cost write-off for the Odeon revolving credit facility.

During the three months ended March 31, 2020, we recorded a loss of $20.1 million for the fair value adjustment of the derivative asset related to the Convertible Notes due 2026, credit losses related to contingent lease guarantees of $5.3 million, and foreign currency transaction losses of $2.0 million, partially offset by a gain of $0.5 million for the fair value adjustment of the derivative liability related to the Convertible Notes due 2026.

(7) Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

(8) Merger, acquisition and other costs are excluded as they are non-operating in nature.

(9) Non-cash expense included in general and administrative: other

Information Regarding Preliminary Results

The preliminary estimated financial information contained herein reflects management’s estimates based solely upon information available to it as of the date of this document and is not a comprehensive statement of our financial results for the three months ended March 31, 2021. The preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Reference to Additional Disclosures

In providing this update, reference is made to the Company’s prior disclosures contained in its Annual Report on Form 10-K, filed with the SEC on March 12, 2021. This update should be read together with the prior disclosures, including the risk factors contained therein. Reference is also made to the risk factor disclosures and the cautionary note regarding forward-looking statements and other disclosures contained in the Prospectus Supplement, dated April 27, 2021.

Item 8.01	Other Events.

The Company has provided the following update:

Ongoing Developments

The Company has provided the following operating update:

•	As of March 31, 2021, the Company had resumed operations at 585 of its 590 U.S. theatres, with limited seating capacities of between 15% and 60%.

•	As of March 31, 2021, the Company had resumed operations at 97 of its 354 leased and partnership international theatres. Seating capacity at the reopened international theatres remains limited to between 25% and 50% of capacity to ensure social distancing for guests.

Removal of Proposal 1 for Stockholder Consideration

On April 27, 2021, the Company announced that the Board of Directors of the Company (the “Board of Directors”) has determined not to seek stockholder approval for the proposal to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the total number of shares of Class A Common Stock that the Company shall have authority to issue by 500,000,000 shares to total of 1,024,173,073 shares of Class A Common Stock (“Proposal 1”) and has withdrawn Proposal 1 from the agenda for the annual meeting of stockholders.

The Board of Directors reserves the right to revisit the possibility of a charter amendment to increase the authorized shares at any point in the future on such terms as may be decided at that time to be in the best interest of the Company and its stockholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of April 27, 2021, by and between AMC Entertainment Holdings, Inc. and Goldman Sachs & Co. LLC, B. Riley Securities, Inc. and Citigroup Global Markets Inc.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 27, 2021	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer